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                                                                    EXHIBIT 3.19

                            ARTICLES OF INCORPORATION

                                     *    OF    *

                       McCOLPIN-CHRISTIE CORPORATION, LTD.

                                   --oo000oo--

          KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, residents of the State of California, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California, AND WE HEREBY CERTIFY:

          FIRST: That the name of this corporation is

                 McCOLPIN-CHRISTIE CORPORATION, LTD.

          SECOND: That the purposes for which it is formed are as follows:

          1. To manufacture, buy, sell, deal in automobile supplies and equipment for battery shop, garage and service stations and materials and merchandise incidental thereto.

          2.   To engage in and carry on a general merchandise business.

          3. To buy, or otherwise acquire, to hold, own, manage, lease, operate, improve and sell such real estate as is necessary, auxiliary or incidental to said business.

          4. To own, control and operate wholesale and retail stores, offices and agencies.

          5. To borrow and loan money and hypothecate its assets and property of every kind and to buy, sell and in every way deal in bonds, stocks and securities of other corporations.

          6.   To do a general jobbing, wholesale and commission business.

          7. To buy, sell and deal in merchandise and to buy, sell and deal in new and manufactured products and merchandise of all kinds, both at wholesale and retail.

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          8.   And generally to engage in and carry on any and every kind of business, occupation or enterprise subordinate to or connected with any of the foregoing lines of business and to do and perform all acts necessary or incidental to the objects and purposes hereinbefore set forth.

          The foregoing clauses shall be construed as objects, purposes and powers and it is hereby expressly provided that the foregoing enumeration of specific objects and purposes shall not be held to limit or restrict in any manner the powers of the corporation.

          THIRD: That the place where the principal office for the transaction of the business of the corporation is to be located is the County of Los Angeles, State of California.

          FOURTH: The board of directors of this corporation shall not have the power to levy assessments upon the shares of the corporation.

          FIFTH: That the number of directors shall be four, and the names and residences of those who are appointed to act until the selection and qualification of their successors are:

          J. W. McColpin                     Los Angeles, Cal.
          D. M. McColpin                            "
          S. L. Christie                            "
          Sigrid Christie                           "

          SIXTH: That the amount of the capital stock of this corporation shall be twenty-five thousand ($25,000) dollars, divided into twenty-five hundred (2,500) shares of the par value of Ten ($10) dollars each.

          SEVENTH: That the number of shares actually subscribed is four, and the name of the subscribers and the number of shares respectively for which they have subscribed and the amount to be paid by them for such shares, is as follows:

          J. W. McColpin                     one share                $10
          D. M. McColpin                         "                     10
          S. L. Christie                         "                     10
          Sigrid Christie                        "                     10

all of which said shares so subscribed are of the capital stock of said corporation.

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          IN WITNESS WHEREOF, we have hereunto set out hands this _____ day of
December, A.D. 1929.

                                          /s/ J.W. McColpin
                                          -----------------------------------
                                          J.W. McColpin


                                          /s/ D.M. McColpin
                                          -----------------------------------
                                          D.M. McColpin


                                          /s/ Sigrid Christie
                                          -----------------------------------
                                          Sigrid Christie

STATE OF CALIFORNIA
                                       ss
COUNTY OF LOS ANGELES

          On this 4 day of December, A.D., 1929, before me, Blache Brown, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared J. W. McColpin, D. M. McColpin, S. L. Christie and Sigrid Christie personally known to me to be the persons whose names are subscribed to the within instrument and they severally acknowledged to me that they executed the same.

          IN WITNESS WHEREOF, I have hereunto affixed my official seal and signature the day and year last above written.


                                          /s/ Blanche Brown
                                          --------------------------------------
                                          Notary Public in and for said County
                                          and State.

                                                        (Seal)